UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2005

PROVIDENT FINANCIAL HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-28304 (Commission File Number)	33-0704889 (I.R.S. Employer Identification No.)

3756 Central Avenue, Riverside, California (Address of principal executive offices)	92506 (Zip Code)

Registrant's telephone number, including area code: (951) 686-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01   Entry Into A Material Definitive Agreement.

        On April 28, 2005, the Board of Directors of Provident Financial Holdings, Inc. ("Corporation"), the holding company for Provident Savings Bank, F.S.B., approved the acceleration of the vesting of outstanding stock options in the 1996 Stock Option Plan. The options that were accelerated were issued prior to January 1, 2004 to directors, officers and key employees who have three or more continuous years of service with the Corporation or an affiliate of the Corporation. The Board believes that it is in the best interest of the shareholders to accelerate the vesting of these options, as it will have a positive impact on the future earnings of the Corporation. The current expense recognized as a result of this action is approximately 19 percent of the estimated future expense that would have been recognized had the vesting not been accelerated. This action has been taken as a result of Statement of Financial Accounting Standards No. 123R, "Share-Based Payment" issued by the Financial Accounting Standards Board, which the Corporation must adopt on July 1, 2005.

        Options to purchase 136,950 shares of the Corporation's common stock became exercisable on April 28, 2005, which will result in compensation expense of approximately $320,000 during the quarter ended June 30, 2005. The Corporation estimates that the total compensation expense savings during future periods, approximately three years, will be $1.4 million as a result of this action. The other terms of each of the option grants will remain unchanged. The news release announcing the acceleration of stock option vesting is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits.

(c)	Exhibits

99.1	News Release on the acceleration of stock option vesting of Provident Financial Holdings, Inc. dated April 29, 2005.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2005	PROVIDENT FINANCIAL HOLDINGS, INC.

/s/ Donavon P. Ternes Donavon P. Ternes Chief Financial Officer (Principal Financial and Accounting Officer)

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EXHIBIT 99.1

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3756 Central Avenue Riverside, CA 92506 (909) 686-6060	NEWS RELEASE

Provident Financial Holdings Announces Acceleration of Stock Option Vesting

Riverside, Calif. - April 29, 2005 - Provident Financial Holdings, Inc. ("Company"), NASDAQ: PROV, the holding company for Provident Savings Bank, F.S.B., announced today that the Board of Directors accelerated the vesting of outstanding stock options in the 1996 Stock Option Plan. The options that were accelerated were issued prior to January 1, 2004 to directors, officers and key employees who have three or more continuous years of service with the Company or an affiliate of the Company. The Board believes that it is in the best interest of the shareholders to accelerate the vesting of these options, as it will have a positive impact on the future earnings of the Company. The current expense recognized as a result of this action is approximately 19 percent of the estimated future expense that would have been recognized had the vesting not been accelerated. This action has been taken as a result of Statement of Financial Accounting Standards No. 123R, "Share-Based Payment" issued by the Financial Accounting Standards Board, which the Company must adopt on July 1, 2005.

Options to purchase 136,950 shares of the Company's common stock became exercisable on April 28, 2005, which will result in compensation expense of approximately $320,000 during the quarter ended June 30, 2005. The Company estimates that the total compensation expense savings during future periods, approximately three years, will be $1.4 million as a result of this action. The other terms of each of the option grants will remain unchanged.

Safe-Harbor Statement

Certain matters in this News Release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. The Company's actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide range of factors including, but not limited to, the general business environment, interest rates, the California real estate market, competitive conditions between banks and non-bank financial services providers, regulatory changes, and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2004.

Contacts: Craig G. Blunden Chairman, President & CEO	Donavon P. Ternes Senior Vice President & CFO